AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2002
REGISTRATION NO. 333-101377

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1
To

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PAN PACIFIC RETAIL PROPERTIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

MARYLAND	1631-B SOUTH MELROSE DRIVE VISTA, CALIFORNIA 92083 (760) 727-1002	33-0752457
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

STUART A. TANZ 1631-B SOUTH MELROSE DRIVE VISTA, CALIFORNIA 92083 (760) 727-1002 (NAME AND ADDRESS OF AGENT FOR SERVICE)	Copies to: WILLIAM J. CERNIUS R. SCOTT SHEAN JEEVAN B. GORE LATHAM & WATKINS 650 TOWN CENTER DRIVE, 20TH FLOOR COSTA MESA, CALIFORNIA 92626 (714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this registration statement and the closing of the merger described herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on December 9, 2002.

PAN PACIFIC RETAIL PROPERTIES, INC.

By:	/s/ STUART A. TANZ
Name: Title:	Stuart A. Tanz Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on December 9, 2002.

Title

/s/ STUART A. TANZ Stuart A. Tanz	Director, Chief Executive Officer and President

/s/ JOSEPH B. TYSON Joseph B. Tyson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Joseph P. Colmery	Director

* Mark J. Riedy	Director

* Bernard M. Feldman	Director

* David P. Zimel	Director

*By:	/s/ STUART A. TANZ
Stuart A. Tanz Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit No.	Description:

2.1
Agreement and Plan of Merger, dated as of November 5, 2002, by and between Pan Pacific Retail Properties, Inc., MB Acquisition, Inc. and Center Trust, Inc. (previously filed as Exhibit 2.1 to Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated November 7, 2002 and incorporated herein by reference)

3.1
Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference)

3.2
Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference)

4.1
Form of Certificate of Common Stock (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference)

4.2
Form of Indenture relating to the Senior Notes (previously filed as Exhibit 4.1 to Western Properties Trust’s Registration Statement on Form S-3 (Registration No. 333-32721) and incorporated herein by reference)

4.3	Form of Senior Notes (previously filed as Exhibit 4.1 to Western Properties Trust’s Registration Statement on Form S-3 (Registration No. 333-32721) and incorporated herein by reference)

4.4
Form of Supplemental Indenture relating to the 7.1% Senior Notes due 2006 (previously filed as Exhibit 4.5 to Western Properties Trust’s Current Report on Form 8-K, dated September 24, 1997, and incorporated herein by reference)

4.5
Form of Supplemental Indenture relating to the 7.2% Senior Notes due 2008 (previously filed as Exhibit 4.6 to Western Properties Trust’s Current Report on Form 8-K, dated September 24, 1997, and incorporated herein by reference)

4.6
Form of Supplemental Indenture relating to the 7.3% Senior Notes due 2010 (previously filed as Exhibit 4.7 to Western Properties Trust’s Current Report on Form 8-K, dated September 24, 1997, and incorporated herein by reference)

4.7
Form of Supplemental Indenture relating to the assumption by Pan Pacific Retail Properties, Inc. of the Indenture relating to the 7.1% Senior Notes due 2006, the 7.2% Senior Notes due 2008 and the 7.3% Senior Notes due 2010 (previously filed as Exhibit 4.7 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-3 (Registration No. 333-51230) and incorporated herein by reference)

4.8
Form of Indenture relating to the 7.875% Senior Notes due 2004 (previously filed as Exhibit 4.2 to Western Properties Trust Registration Statement on Form S-3 (Registration No. 333-71270) and incorporated herein by reference)

Exhibit No.	Description:

4.9
Form of Supplemental Indenture relating to the assumption by Pan Pacific Retail Properties, Inc. of the Indenture relating to the 7.875% Senior Notes due 2004 (previously filed as Exhibit 4.9 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-3 (Registration No. 333-51230) and incorporated herein by reference)

4.10
Form of Indenture relating to the Notes (previously filed as Exhibit 4.2 to Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated April 10, 2001, and incorporated herein by reference)

4.11	Form of 7.95% Notes due 2011 (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Form 8-K, dated April 10, 2001, and incorporated herein by reference)

4.12
Minutes of a meeting of the Pricing Committee held on April 6, 2001 designating the terms of 7.95% Notes due 2011 (previously filed as Exhibit 4.3 to Pan Pacific Retail Properties, Inc.’s Form 8-K, dated April 10, 2001, and incorporated herein by reference)

4.13	Form of 5.75% Note due 2007 (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated June 20, 2002, and incorporated herein by reference)

4.14
Minutes of a meeting of the Pricing Committee held on June 13, 2002 designating the terms of the 5.75% Notes Due 2007 (previously filed as Exhibit 4.3 of Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated June 20, 2002, and incorporated herein by reference)

4.15
Stockholders’ Rights Agreement, dated as of November 5, 2002, by and among Pan Pacific Retail Properties, Inc., Lazard Frères Real Estate Investors L.L.C., LF Strategic Realty Investors L.P., Prometheus Western Retail Trust and Prometheus Western Retail, LLC (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated November 7, 2002 and incorporated herein by reference)

+5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be issued

+8.1	Opinion of Latham & Watkins regarding tax matters

*23.1	Consent of KPMG LLP

+23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

+23.3	Consent of Latham & Watkins (included in Exhibits 8.1)

*24.1	Power of Attorney

+	Filed herewith.
*	Previously filed.